UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2009
Date of Report (Date of earliest event reported)

SMARTLINX INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51714	74-3152432
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1400 Kennedy Blvd.
Union City, NJ	07087
(Address of principal executive offices)	(Zip Code)

(201) 751-0602
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report constitute "forward-looking statements". These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. The Company advises you to carefully review the reports and documents it files from time to time with the United States Securities and Exchange Commission (the “SEC”), particularly its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

As used in this Current Report, the terms “we,” “us,” “our,” the “Company,” and “Smartlinx” mean Smartlinx Inc. and its subsidiaries unless otherwise indicated. All dollar amounts in this Current Report are in U.S. dollars unless otherwise stated.

Item 9.01          Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired

Smartlinx Inc. (formerly Cignus Ventures Inc.) (the “Company”) acquired Smartlinx VoIP Networks Private Limited (“Smartlinx VoIP”), a company incorporated under the laws of India, on October 7, 2009. The acquisition of Smartlinx VoIP is treated as a reverse acquisition for accounting purposes. As the acquisition occurred subsequent to Smartlinx VoIP’s fiscal quarter ended September 30, 2009, the Company is furnishing in this Current Report on Form 8-K the quarterly information of Smartlinx VoIP for the fiscal quarter ended September 30, 2009.

The Company advises you to carefully review the information concerning the business and financial condition of Smartlinx VoIP that is contained within the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2009.

Financial Statements of Smartlinx VoIP Private Networks Limited

Included therein as exhibit 99.1 to this Current Report on Form 8-K the following unaudited financial statements of Smartlinx VoIP Networks Private Limited, prepared in accordance with US generally accepted accounting principals and stated in US Dollars:

1.	Balance Sheet as at September 30, 2009 and March 31, 2009,

2.	Statement of Operations for the three and six months ended September 30, 2009 and 2008.

3.	Statement of Stockholders’ Equity for the six months ended September 30, 2009.

4.	Statement of Cash Flows for the six months ended September 30, 2009 and 2008.

5.	Notes to Financial Statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Results of Operation

The acquisition of Smartlinx VoIP has been treated as a “reverse acquisition” for accounting purposes. The Company’s acquisition of Smartlinx VoIP occurred subsequent to Smartlinx VoIP’s quarter ended September 30, 2009. As a result, the Company is furnishing Smartlinx VoIP’s results of operation for the three and six months ended September 30, 2009.

Three and Six Months Summary

	Three Months Ended			Six Months Ended
	September 30		Percentage	September 30		Percentage
			Increase /			Increase /
	2009	2008	(Decrease)	2009	2008	(Decrease)
Revenue	$5,871	$3,659	60.5%	$11,838	$5,976	98.1%
Expenses	(24,564)	(14,143)	73.7%	(47,904)	(26,880)	78.2%
Interest Expense	(3,185)	(3,126)	1.9%	(5,140)	(3,891)	32.1%
Net Loss	$(21,878)	$(13,610)	60.7%	$(41,206)	$(24,795)	66.2%

Revenues

During the six months ended September 30, 2009, Smartlinx VoIP earned revenues from its VoIP technical support services of $11,838 compared to $5,976 for the six months ended September 30, 2008. There is no assurance that Smartlinx VoIP will be able to generate similar revenues in the future or that it will earn significant revenues from its Live Tutor services.

Operating Expenses

Smartlinx VoIP’s operating expenses for the three and six months ended September 30, 2009 and 2008 are outlined in the table below:

	Three Months Ended			Six Months Ended
	September 30		Percentage	September 30		Percentage
			Increase /			Increase /
	2009	2008	(Decrease)	2009	2008	(Decrease)
Direct cost of customer	$1,932	$-	n/a	$1,932	$-	n/a
equipment
Direct cost of telephone	13,072	10,910	19.8%	27,982	23,170	20.8%
services
Selling, general and	9,019	2,746	228.4%	16,725	2,758	490.1%
administrative
Amortization	541	487	11.1%	1,265	952	32.9%

Total	$24,564	$14,143	73.7%	$47,904	$26,880	78.2%

Smartlinx VoIP’s operating expenses were $47,904 for the six months ended September 30, 2009 and $26,880 for the six months ended September 30, 2008. The increase in operating expenses is primarily a result of an increase in direct cost of telephone services and selling, general and administration expenses.

Smartlinx VoIP’s direct costs of the telephone services slightly increased from $23,170, during the six months ended September 30, 2008, to $27,982, during the six months ended September 30, 2009. These expenses primarily consist of personnel costs in connection with providing VoIP technical support services.

Director cost of computer equipment consists of the original purchase price of equipment.

Liquidity And Capital Resources

Working Capital
			Percentage
	At September 30, 2009	At March 31, 2009	Increase / (Decrease)
Current Assets	$15,555	$8,300	87.4%
Current Liabilities	(183,748)	(128,050)	43.5%
Working Capital Deficit	$(168,193)	$(119,750)	40.5%

Cash Flows
	Six Months Ended
	September 30, 2009	September 30, 2008
Net Cash Used in Operating Activities	$(25,892)	$(28,488)
Net Cash From Investing Activities	(4,649)	-
Net Cash Provided By Financing Activities	38,431	13,214
Effect of Exchange Rate on Cash	(8,234)	15,967
Net Increase (Decrease) in Cash During Period	$(344)	$693

As at September 30, 2009, Smartlinx VoIP had cash on hand of $5,325. Smartlinx VoIP’s working capital deficit increased from $119,750, as at March 31, 2009, to $168,193, as at September 30, 2009. The increase in Smartlinx VoIP’s working capital deficit is primarily due to the fact that it received additional loans of $38,431 from Nettlinx Limited (“Nettlinx”) under the terms of Smartlinx VoIP’s loan agreement.

Under the terms of the loan agreement, Nettlinx agreed to loan Smartlinx VoIP 10,000,000 Rupees (approximately $200,000 USD) at a rate of 6% per annum. The loan from Nettlinx is unsecured and repayable by November 20, 2009 or such date that is mutually agreed. As of September 30, 2009, the outstanding balance on the unsecured loan from Nettlinx is $171,314.

Smartlinx VoIP does not have sufficient financial resources to meet its current obligations as they become due. Accordingly, Smartlinx VoIP will need to obtain additional financing and will continue to rely on its loan with Nettlinx in order to meet its current obligations.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

Smartlinx VoIP has identified certain accounting policies that are most important to the portrayal of Smartlinx VoIP’s financial condition and results of operations. The significant accounting policies are disclosed in Note 2 to the financial statements included in this Current Report on Form 8-K.

(d)          Exhibits

Exhibit Number	Description of Exhibit

99.1	Unaudited Financial Statements of Smartlinx VoIP Networks Private Limited for the interim six months ended September 30, 2009 and 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTLINX INC.
Date: December 4, 2009

	By:	/s/ Abraham Joy

ABRAHAM JOY
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer